SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   ☒ Filed by a party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

INTERNAP NETWORK SERVICES CORPORATION
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction.

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:_________________________________________________________________________________

April 27, 2005

Dear Internap Stockholder:

          I am pleased to invite you to Internap Network Services Corporation’s 2005 annual meeting of stockholders. This year’s meeting will be held on Thursday, June 23, 2005, at 9:00 a.m., eastern time, at 250 Williams Street, Atlanta, Georgia 30303. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

          Whether or not you plan to attend the annual meeting, we hope you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. If no instructions are given in your proxy card, proxies will be voted for each of the proposals discussed in the attached Notice of Annual Meeting and Proxy Statement. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

Very truly yours,

Gregory A. Peters
President and Chief Executive Officer

INTERNAP NETWORK SERVICES CORPORATION

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2005

          NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of Internap Network Services Corporation, a Delaware corporation, will be held on Thursday, June 23, 2005, at 9:00 a.m., eastern time, at 250 Williams Street, Atlanta, Georgia 30303, for the following purposes:

1.	to elect one director for a term expiring at the 2006 annual meeting and three directors for a term expiring at the 2008 annual meeting;

2.	to consider and act upon a proposal to adopt the 2005 Incentive Stock Plan;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounts for our fiscal year ending December 31, 2005; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the proxy statement accompanying this notice and incorporated by reference herein.

          The board of directors has fixed the close of business on April 26, 2005, as the record date for the determination of holders of our common stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting shall be open for the examination of any stockholder, for any purpose relevant to the annual meeting, during ordinary business hours, for a period of at least ten days prior to the annual meeting at our principal place of business at the above address.

By order of the Board of Directors,

David H. King
Acting General Counsel and Corporate Secretary

Atlanta, Georgia
April 27, 2005

Your vote is important. Whether or not you expect to attend the annual meeting, please read the attached proxy statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain from such broker, bank or other nominee a proxy card issued in your name. Contact your broker, bank or other nominee for instructions.

INTERNAP NETWORK SERVICES CORPORATION
250 Williams Street
Atlanta, Georgia 30303

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2005

INFORMATION ABOUT THE ANNUAL MEETING

          Our board of directors is soliciting proxies for use at our 2005 annual meeting of stockholders to be held on Thursday, June 23, 2005, at 9:00 a.m., eastern time, or at any adjournment or postponement thereof. The annual meeting will be held at 250 Williams Street, Atlanta, Georgia 30303. When used in this proxy statement, the terms “we,” “us,” “our,” the “company,” and “Internap” refer to Internap Network Services Corporation.

          A copy of our 2004 Annual Report to Stockholders accompanies this proxy statement. Additional copies of the 2004 Annual Report to Stockholders, along with copies of our 2004 Annual Report on Form 10-K, including financial statements and financial statement schedules (but not including documents incorporated by reference) are available to any stockholder without charge upon written request to:

Internap Network Services Corporation
Attention: Corporate Secretary
250 Williams Street
Atlanta, Georgia 30303

You may also obtain our 2004 Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov, or at our website, www.internap.com.

          This proxy statement and form of proxy card are first being sent or given to stockholders on or about May 2, 2005.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

          The board of directors has set April 26, 2005 as the record date for the annual meeting. Only holders of record of our common stock at the close of business on this date will be entitled to notice of, and to vote at, the annual meeting. As of the record date, we had outstanding and entitled to vote 327,805,044 shares of common stock. Each holder of record of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

Matters Submitted to Stockholders for a Vote

You are being asked to vote on the following proposals:

1.	to elect one director for a term expiring at the 2006 annual meeting and three directors for a term expiring at the 2008 annual meeting;

2.	to consider and act upon a proposal to adopt the 2005 Incentive Stock Plan;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for our fiscal year ending December 31, 2005; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

Quorum

          In order for us to conduct the annual meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock as of the record date must be present, in person or by proxy, at the meeting.

Vote Required

          Election of Directors.  Stockholders may vote “For” all nominees, “Withhold” their votes as to all nominees or “Withhold” their votes as to specific nominees. The person receiving the highest number of votes for election as a director with a term expiring at the 2006 annual meeting and the three persons receiving the highest number of votes for election as a director with a term expiring at the 2008 annual meeting will be elected. This is called a “plurality.” Abstentions will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

          2005 Incentive Stock Plan.  Stockholders may vote “For” the proposal, “Against” the proposal or “Abstain.” The votes required to approve the adoption of our 2005 Incentive Stock Plan is the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes (which are described below under “Failure to Vote”) will not be voted although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect in determining the outcome of the vote on this proposal.

          Ratification of the Auditors.  Stockholders may vote “For” the proposal, “Against” the proposal or “Abstain.” The vote required to approve the ratification of the appointment of our independent auditors is the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will not be voted although they will be counted in determining whether a quorum is present.  Abstentions will have the same effect as a vote against the proposal, but broker non-votes will have no effect in determining the outcome of the vote on this proposal.

Failure to Vote

          If you do not vote your proxy and your shares are held in street name, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

          Under the rules of the New York and American Stock Exchanges, which we refer to collectively as the “Exchanges,” that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote on the election of directors and on certain other routine matters under the rules of the Exchanges. On non-routine matters, if the brokerage firm has not received voting instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “For” or “Against” a non-routine matter. The proposal to approve the 2005 Incentive Stock Plan is a non-routine matter, meaning that broker non-votes will neither be counted as votes cast “For” or “Against” the proposal.  None of the other proposals are non-routine.  Accordingly, brokers that do not receive instructions will be entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accountants at the annual meeting but may not vote for the proposal to approve the 2005 Incentive Stock Plan.

How to Vote

          You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “For” each of the proposals described in this proxy statement.

          You may vote by Internet. Detailed instructions on how to vote by Internet are set forth below.

•

For shares registered in your name - As a stockholder of record, you may go to http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet. You will be required to provide your number and control number contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

•

For shares registered in the name of a broker or bank - Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services, or ADP, that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP’s website at http://www.bsg.adp.com.

•

General information for all shares voted via the Internet- We must receive votes submitted via the Internet by 11:59 p.m., Eastern Time, on June 22, 2005. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

          You may also vote in person at the annual meeting. Written ballots will be given to anyone who wants to vote at the annual meeting. If you hold your shares in “street name,” you will need to obtain a proxy from the broker or bank that holds your shares in order to vote at the annual meeting.

Revocability of Proxies

Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:

(1)	giving written notice to David King, Acting General Counsel and Corporate Secretary, at 250 Williams Street, Atlanta, Georgia 30303;

(2)	executing and delivering to Mr. King a proxy card bearing a later date; or

(3)	voting in person at the annual meeting.

Please note, however, that under the rules of the Exchanges, any beneficial owner of our common stock whose shares are held in a street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the annual meeting only in accordance with applicable rules and procedures of the Exchanges, as employed by the beneficial owner’s brokerage firm.

Cost of this Proxy

          We will bear the entire cost of solicitation of proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We may also solicit proxies by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. We will not pay any additional compensation to directors, officers or other regular employees for such services.

Other Matters that May Come Before the Annual Meeting

          Our board of directors knows of no matters other than those referred to in the accompanying Notice of 2005 Annual Meeting of Stockholders which may properly come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of our company.

PROPOSAL 1 – ELECTION OF DIRECTORS

          Under our certificate of incorporation, as amended, the size of our board of directors is set at nine members. The board is divided into three classes, with the directors in each class serving a three-year term. Currently, our board of directors consists of nine members.

          The terms of the three directors in Class III, Eugene Eidenberg, William J. Harding and Daniel C. Stanzione, will expire at the annual meeting. In addition, the term of Patricia L. Higgins, a Class I director, will expire at the annual meeting. Each of Dr. Stanzione and Ms. Higgins was appointed as a Class III and Class I director, respectively, by the board of directors in October and December 2004, respectively, to fill vacancies on the board of directors.  In accordance with Delaware law and our bylaws, directors elected by the board to fill newly-created directorships or to fill vacancies on the board may only serve until the annual meeting of stockholders immediately following the appointment. For this reason, Ms. Higgins, whose term does not otherwise expire until 2006, is being put forward to our stockholders for a vote.

          Based upon the recommendation of the Nominations Committee, the board of directors has nominated each of Messrs. Eidenberg, Harding and Stanzione for election as Class III directors for a term expiring at the 2008 annual meeting of stockholders and until their successors have been qualified, or until their earlier death, resignation or removal. Based upon the recommendation of the Nominations Committee, the board of directors has also nominated Ms. Higgins for election as a Class I director for a term expiring at the 2006 annual meeting of stockholders and until her successor has been qualified, or until her earlier death, resignation or removal. Each of the nominees has agreed to serve if elected, and the board of directors has no reason to believe they will be unable to serve. If any nominee for director is unable to serve, the persons named in the proxy may vote for a substitute nominee.

          The board of directors unanimously recommends that you vote “For” the election of Ms. Higgins as a director to hold office until the 2006 annual meeting and “For” the election of Messrs. Eidenberg, Harding and Stanzione as directors to hold office until the 2008 annual meeting of stockholders.

          Set forth below is information about the director nominees and about the incumbent directors whose terms will expire in 2006 and 2007.

Nominee for a Term Expiring in 2006 (Class I)

          Patricia L. Higgins, 55, has served as a director since December 2004.  Ms. Higgins has 28 years of experience in the telecommunications industry.   Ms. Higgins is the former President, CEO, and a board member of Switch and Data, a leading provider of neutral interconnection and collocation services.  Until 2000, Ms. Higgins served as Chairman and CEO of The Research Board, a premier consulting and research services company for information technology.  Prior to 1999, Ms. Higgins was the CIO of Alcoa and also held senior management positions at UNISYS, Verizon (NYNEX) and AT&T.  Ms. Higgins currently serves on the Board of Directors of Visteon Corp. and SpectraSite Inc.  Ms. Higgins holds a Bachelor of Arts degree from Montclair State University and attended Harvard Business School’s Advanced Management Program.

Nominees for a Term Expiring in 2008 (Class III)

          Eugene Eidenberg, 63, has served as a director since November 1997 and non-executive chairman of the board of directors since April 2002. From November 1997 until April 2002, Mr. Eidenberg was the chairman of the board of directors. From July 2001 until April 2002, Mr. Eidenberg served as our chief executive officer. Mr. Eidenberg has been a Managing Director of Granite Venture Associates LLC, an early-stage high tech venture capital firm, since 1999 and has served as a Principal of Hambrecht & Quist Venture Associates, an early-stage high tech venture capital firm, since 1998 and was an advisory director at the San Francisco investment-banking firm of Hambrecht & Quist from 1995 to 1998. Mr. Eidenberg served for 12 years in a number of senior management positions with MCI Communications Corporation, one of the largest communications networks. His positions at MCI included Senior Vice President for Regulatory and Public Policy, President of MCI’s Pacific Division, Executive Vice President for Strategic Planning and Corporate Development and Executive Vice President for MCI’s international businesses. Mr. Eidenberg is currently a director of several private companies. Mr. Eidenberg holds a Ph.D. and a Master of Arts degree from Northwestern University and a Bachelor of Arts degree from the University of Wisconsin.

          William J. Harding, 57, has served as a director since January 1999. Dr. Harding has served as a Managing Member of Morgan Stanley Venture Partners III, LLC since 1997 and a Managing Director of Morgan Stanley & Co., Inc. since 1999. He joined Morgan Stanley & Co., Inc. in October 1994. Dr. Harding is currently a Director of several private companies. Prior to joining Morgan Stanley, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. Previously, Dr. Harding was associated with Amdahl Corporation, a provider of technology infrastructure services, from 1976 to 1985, serving in various technical and business development roles. Prior to Amdahl, Dr. Harding held several technical positions with Honeywell Information Systems. Dr. Harding holds a Bachelor of Science in Engineering Mathematics degree and a Master of Science degree in Systems Engineering from the University of Arizona, and a Ph.D. in Engineering from Arizona State University. Dr. Harding also served as an officer in the Military Intelligence Branch of the United States Army Reserve.

          Dr. Daniel C. Stanzione, Ph. D., 59, retired from Lucent Technologies in 2000 where he served as Chief Operating Officer and President of Bell Laboratories.  At Lucent’s formation in 1995, Dr. Stanzione was President of Network Systems, Lucent’s business unit which sold to telecommunication Service Providers around the world.  Dr. Stanzione is currently a director at four private companies, Flarion, Continuum, Harbour Networks, and Telcordia, and three public companies, Quest Diagnostics, Avaya, and Internap.  Dr. Stanzione is currently a consultant and serves on the Network Advisory Board at Accenture.  Dr. Stanzione holds a bachelor’s degree in Electrical Engineering, a master’s degree in Environmental Systems Engineering, and a Ph. D. in Electrical and Computer Engineering, all from Clemson University.

Incumbent Directors Whose Terms Will Expire in 2006 (Class I)

          Gregory A. Peters, 43, has served as President and Chief Executive Officer since April 2002 and as a director since May 2002. Prior to joining Internap, Mr. Peters founded and was President and Chief Executive Officer of Mahi Networks, a manufacturer and marketer of transport aggregation solutions, from 1999 to 2002. Prior to that, Mr. Peters was the Vice President of International Operations and Corporate Officer for Advanced Fibre Communications, a deliverer of multi-service broadband solutions to the global telecommunications industry, from 1997 to 1999. From 1996 to 1997, Mr. Peters was the Vice President of International Operations and Corporate Officer for ADTRAN, a telecom equipment supplier. Mr. Peters holds a Bachelor of Science degree in Business Administration from the University of Georgia, and a Masters of Business Administration from the American Graduate School of International Management, Thunderbird Campus.

          Charles B. Coe, 56, has served as a director since July 2003.  Mr. Coe is a 28-year veteran of the telecommunications industry, including 15 years with BellSouth.  During his career, he served as President of BellSouth Network Services; President of BellSouth Telecommunications; President of BellSouth International; and Group President of Customer Operations for BellSouth Telecommunications.  Previously, Mr. Coe had served in various management positions with AT&T Communications and American Telesystems Corporation.  Mr. Coe holds a Masters of Business Administration degree from Georgia State University and a Bachelor of Science degree from The Citadel.

Incumbent Directors whose Terms Will Expire in 2007 (Class II)

          James P. DeBlasio, 49, has served as a director since July 2003. Mr. DeBlasio has 22 years of financial experience in the telecommunications industry, holding key senior leadership roles in financial planning and analysis, portfolio analysis and strategic planning. He is currently Financial Vice President for Lucent Technologies’ Mobility and INS Products, where he has overall financial responsibility for all infrastructure products. From 2002 to 2003, he was Financial Vice President for Lucent Technologies’ Mobility Solutions Group, where he had overall financial responsibility for that business segment. He served as Financial Vice President—Corporate Planning and Analysis for that company from 2001 to 2002, as Chief Financial Officer of Lucent’s Optical Networking Group from 2000 to 2001 and as Financial Vice President and Chief Financial Officer of Lucent’s Wireless Networks Group from 1997 to 2000. Previously, Mr. DeBlasio held key management roles at Lucent, AT&T Corp., and Bell Laboratories. Mr. DeBlasio holds a Masters of Business Administration degree in Finance and Financial Portfolio Analysis from Seton Hall University and a Bachelor of Science degree in Industrial Management from Villanova University.

          Fredric W. Harman, 44, has served as a director since January 1999. Since 1994, Mr. Harman has served as a Managing Member of the General Partners of venture capital funds affiliated with Oak Investment Partners. Mr. Harman served as a General Partner of Morgan Stanley Venture Capital, L.P. from 1991 to 1994. Mr. Harman serves as a director of aQuantive, Inc., formerly Avenue A, Inktomi Corporation, Primus Knowledge Solutions and several privately held companies. Mr. Harman holds a Bachelor of Science degree and a Master of Science degree in electrical engineering from Stanford University and a Master of Business Administration degree from Harvard University.

          Kevin L. Ober, 44, is a Managing Partner of Divergent Venture Partners. Prior to Divergent, he spent seven years with Vulcan Ventures, a national venture capital firm owned by Paul Allen, co-founder of Microsoft Corporation. While with Vulcan, he led investments in Internet Infrastructure companies such as Internap Network Services Corporation, Nexabit Networks, Wavtrace and Net Perceptions. Other investments included Command Audio, Capstone Turbine, Colorado Micro Displays, ShareWave, Terastor and Netschools. Prior to working at Vulcan Ventures, Mr. Ober served in various positions at Conner Peripherals, Inc., a computer hard disk drive manufacturer in San Jose California. He holds a Bachelor of Science degree in business administration from St. John’s University and a Master of Business Administration from Santa Clara University

Family Relationships

          No family relationships exist among any of our directors or executive officers.

Agreements to Elect Directors

          No agreements exist to elect any of our directors.

CORPORATE GOVERNANCE

Key Corporate Governance Initiatives

          In 2005, the board of directors created a Corporate Governance Committee responsible for advising and making recommendations to the board of directors on all matters concerning corporate governance and directorship practice.

          The Internap Code of Conduct and our committee charters are available on our website at www.internap.com.

Board of Directors’ Committees and Meetings

          The board of directors conducts its business through meetings of the full board and through committees of the board, consisting of an Audit Committee, a Compensation Committee, a Nominations Committee and a Corporate Governance Committee.

          During the fiscal year ended December 31, 2004, the board of directors held six regular and three special meetings, the Audit Committee held eight regular and four special meetings, the Compensation Committee held two regular and five special meetings and the Nominations Committee held one meeting. During the fiscal year ended December 31, 2004, each member of our board of directors attended at least 75% of the meetings of the board of directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

          We have not adopted a formal policy regarding board member attendance at our annual meetings; however, we encourage all board members to attend the annual meeting. All of our nine directors were in attendance at the 2004 annual meeting of stockholders.  We expect all of the directors to attend the 2005 annual meeting.

     The Audit Committee. The Audit Committee is composed of Mr. DeBlasio, Dr. Harding, Mr. Ober and Ms. Higgins. Mr. DeBlasio is the chairman of the Audit Committee. The Audit Committee is responsible for, among other things:

•	directly appointing our independent registered public accountants;

•	discussing with our independent registered public accountants their independence from management;

•	reviewing with our independent registered public accountants the scope and results of their audit;

•	approving all audit services and pre-approving all permissible non-audit services to be performed by the independent registered public accountants;

•	overseeing the financial reporting process and discussing with management and our independent registered public accountants the interim and annual financial statements that we file with the SEC; and

•	reviewing and monitoring our accounting principles, policies and financial and accounting controls.

          All committee members are independent as defined in applicable SEC and AMEX rules. The board of directors has determined that Mr. DeBlasio, the current committee chairperson, qualifies as an audit committee financial expert within the meaning of SEC rules and regulations.

          The Compensation Committee. The Compensation Committee consists of Messrs. Coe and Harman and Ms. Higgins.   Mr. Coe currently serves as chairman of the Compensation Committee. The Compensation Committee reviews and approves the compensation and benefits of all our officers and establishes and reviews general policies relating to compensation and benefits for our employees. All committee members are independent as defined in applicable SEC and AMEX rules.

          The Nominations Committee. The Nominations Committee consists of Mr. Coe and Mr. Harman. The Nominations Committee is responsible for assisting the board of directors in identifying and attracting highly qualified individuals to serve as directors and selecting director nominees and recommending them to the board for election at annual meetings of stockholders. Each member of the Nominations Committee is independent as defined in applicable SEC and AMEX rules.  The Nominations Committee Charter is available on our website at www.internap.com.

          The Corporate Governance Committee.  The Corporate Governance Committee consists of Messrs. Eidenberg, Stanzione, Coe, and DeBlasio.  Mr. Stanzione currently serves as chairman of the Corporate Governance Committee.  The Corporate Governance Committee is responsible for advising and making recommendations to the board of directors on all matters concerning corporate governance and directorship practice.  Each member of the Corporate Governance Committee is independent as defined in applicable SEC and AMEX rules.

Selection of Director Nominees

          General Criteria and Process. In identifying and evaluating director candidates, the Nominations Committee has not set specific criteria for directors. Under its committee charter, the Nominations Committee is responsible for determining desired board skills and attributes and may consider strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the board. The Nominations Committee may retain a third-party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

          Stockholder Nominations. Stockholders who wish to recommend nominees for consideration by the Nominations Committee must submit their nominations in writing to our Corporate Secretary at the address provided in this proxy statement. Submissions must include sufficient biographical information concerning the recommended individual for the committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the board of directors and to serve if elected by the stockholders. The Nominations Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the board of directors for submission to the stockholders at each annual meeting.

          In addition, stockholders may nominate directors for election without consideration by the Nominations Committee. Any stockholder of record may nominate an individual by following the procedures and deadlines set forth in the “Stockholders’ Proposals for 2006 Annual meeting” section of this proxy statement and by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws, a stockholder is eligible to submit a stockholder proposal if the stockholder is of record and entitled to vote at the annual meeting. The stockholder also must provide timely notice of the proposal to us. To be timely, the stockholder must provide advance notice not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date.

          As of December 31, 2004, the Nominations Committee had not received a recommended nominee from any stockholder or group of stockholders that beneficially owned more than 5% of our common stock for at least one year as of the date of the recommendation.

Compensation of Directors

          Currently, our non-employee directors receive annual cash compensation of $30,000 for their services on the board of directors and any committees of the board of directors. Effective July 1, 2005, in place of our current practice, our non-employee directors will receive an annual retainer of $20,000.  The Chair of the Board and the Chair of the Audit Committee will each receive an annual fee of $10,000 and the chairs of the other committees will each receive an annual fee of $5,000. In addition, Directors will receive a cash fee of $1,500 per board meeting attended in person, $500 per board meeting attended by telephone, $1,000 per committee meeting attended in person and $500 per committee meeting attended by telephone. They are also reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. Directors who are also employees do not receive any additional compensation for serving on the board of directors or any committees of the board of directors.

          In addition, non-employee directors receive an annual option to purchase 20,000 shares of common stock. New non-employee directors will also receive an initial grant of 250,000 options to acquire shares of common stock.

Stockholder Communications with the Board of Directors

          The board of directors has a policy and process to facilitate stockholder communications with directors. Stockholders who wish to communicate directly with the board of directors may do so by writing to Internap Network Services Corporation, 250 Williams Street, Atlanta, Georgia 30303, Attn: Corporate Secretary or by sending electronic mail to boardofdirectors@internap.com.

          The Corporate Secretary will forward all communications received without reviewing or editing them. The Chairman of the board of directors, or the other director to whom your communication is addressed, if other than the board, will decide whether and how to respond to your communication. Such person may consult with the Corporate Secretary regarding his or her response.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the beneficial ownership of shares of common stock as of March 31, 2005 for:

•	our directors and director nominees,

•	our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the “Named Executive Officers”),

•	our directors, director nominees and executive officers as a group, and

•	each stockholder that holds more than a 5% interest in our outstanding common stock.

          Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and disposition power.

          Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2005 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person.

          The percentage of common stock beneficially owned are based on 338,417,073 shares of our common stock outstanding at March 31, 2005.

          The address for those individuals for which an address is not otherwise indicated is: c/o Internap Network Services Corporation, 250 Williams Street, Atlanta, Georgia 30303.

	Common Stock Beneficially Owned

	Number of Shares	Percent of Class

Morgan Stanley Venture Capital III, Inc. (1)	17,095,550	5.1%
Morgan Stanley Venture Investors III, L.P.(1)	1,415,213	*
The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.(1)	644,861	*
Morgan Stanley Venture Partners III, L.P.(1)	14,739,713	4.4%
Oak Investment Partners VIII, L.P.(2)	28,068,687	8.3%
Oak VIII Affiliates Fund, L.P.(2)	28,068,687	8.3%
Oak Investment Partners X, L.P.(2)	28,068,687	8.3%
Oak X Affiliates Fund, L.P.(2)	28,068,687	8.3%
David L. Abrahamson(3)	1,434,709	*
David A. Buckel(4)	330,207	*
Charles B. Coe(5)	154,166	*

	Common Stock Beneficially Owned

	Number of Shares	Percent of Class

James P. DeBlasio(6)	104,166	*
Walter G. DeSocio	—	*
Eugene Eidenberg(7)	2,267,431	*
William J. Harding(8)	380,510	*
Fredric W. Harman(2)	28,068,687	8.3%
Patricia L. Higgins	—	*
Robert R. Jenks(9)	1,050,788	*
Ali Marashi(10)	1,383,953	*
Kevin L. Ober(11)	198,333	*
Gregory A. Peters(12)	6,279,271	1.9%
Daniel C. Stanzione	—	*
All directors and executive officers as a group (14 persons)	41,652,221	12.3%

(1)

Consists of (a) 13,179,322 shares of common stock, and 1,560,391 shares of common stock issuable upon the exercise of warrants held by Morgan Stanley Venture Partners III, L.P., (b) 1,265,395 shares of common stock, and 149,818 shares of common stock issuable upon the exercise of warrants held by Morgan Stanley Venture Investors III, L.P., (c) 576,595 shares of common stock, and 68,266 shares of common stock issuable upon the exercise of warrants held by The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (the funds referred to in (a), (b) and (c) above are referred to herein collectively as the “Funds”) and (d) 295,763 shares of common stock held by Morgan Stanley Venture Capital III, Inc.  Dr. William J. Harding, one of our directors, is a managing member of Morgan Stanley Venture Partners III, L.L.C., which is the general partner of each of the Funds (the “General Partner”). The General Partner of each of the Funds is controlled by Morgan Stanley Venture Capital III, Inc. (“MSVC III, Inc.”), the institutional managing member of the General Partner and a wholly-owned subsidiary of Morgan Stanley. Voting and dispositive power with respect to the shares of our common stock offered by the Funds in this prospectus is exercised by MSVC III, Inc. The directors of MSVC III, Inc. are Ghassan Bejjani, Guy L. de Chazal, Scott S. Halsted, Dr. Harding, Yie-Hsin Hung, M. Fazle Husain and Robert L. Loarie. The Funds have advised us that they are affiliates of one or more broker-dealers and that each of the Funds acquired the securities reflected in this table in the ordinary course of business and, at the time of acquisition, such Fund had no agreements or understandings, directly or indirectly, to distribute such securities.  Dr. Harding disclaims beneficial ownership of any of the securities owned by the Funds except to the extent of his proportionate pecuniary interest therein and disclaims beneficial ownership of any of the securities owned by MSVC III, Inc. The address for the Funds is c/o Morgan Stanley Venture Partners, 1585 Broadway, 38th Floor, New York, New York 10036. Based on information provided by such stockholders and a Schedule 13G filed by the stockholders on February 17, 2004.

(2)

Consists of (a) 6,278,024 shares of common stock, and 58,860 shares of common stock issuable upon the exercise of options held by Oak Investment Partners VIII, L.P., (b) 160,328 shares of common stock, and 1,140 shares of common stock issuable upon the exercise of options held by Oak VIII Affiliates Fund L.P., (c) 18,210,804 shares of common stock, and 2,917,296 shares of common stock issuable upon the exercise of warrants held by Oak Investment Partners X, L.P., (d) 292,350 shares of common stock, and 46,833 shares of common stock issuable upon the exercise of warrants held by Oak X Affiliates Fund, L.P., (e) 94,853 shares of common stock held by a trust of which Fredric W. Harman, one of our directors, is a trustee; (f) an aggregate of 8,199 shares of common stock held in trust for the benefit of Mr. Harman’s three minor children, and (g) 60,000 shares of common stock issuable upon the exercise of options held by Mr. Harman on behalf of Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P..  Mr. Harman is a managing member of the general partner of Oak Investment Partners VIII, L.P., Oak VIII Affiliates Fund, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P. Oak Associates VIII, LLC is the general partner of Oak Investment Partners VIII, L.P. The names of the parties who share power to vote and share power to dispose of the shares of our common stock held by Oak Investment Partners VIII, L.P. in this proxy statement are Mr. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, and Gerald R. Gallagher, all of which are managing members of Oak Associates VIII, LLC. Oak VIII Affiliates, L.L.C. is the General Partner of Oak VIII Affiliates Fund, L.P. The names of the parties who share voting and dispositive power with respect to the shares of our common stock held by Oak VIII Affiliates Fund, L.P. in this proxy statement are Mr. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer, and Gerald R. Gallagher, all of which are managing members of Oak VIII Affiliates, L.L.C. Each of Mr. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher disclaims beneficial ownership of the securities held by such partnerships to the extent such person does not have a pecuniary interest therein. Oak Investment Partners VIII, L.P. and Oak VIII Affiliates Fund L.P. disclaim beneficial ownership of the shares held by Mr. Harman. Mr. Harman disclaims beneficial ownership of any of the securities owned by any of the above entities to the extent he does not have a pecuniary interest therein and the shares held n trust for the benefit of his minor children. Oak Associates X, LLC is the general partner of Oak Investment Partners X, L.P. The names of the parties who share power to vote and power to dispose of the shares our common stock beneficially owned by Oak Investment Partners X, L.P. are Mr. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer and David B. Walrod, all of which are managing members of Oak Associates X, LLC. Each of such persons disclaims beneficial ownership of the securities held by Oak Investment Partners X, L.P. to the extent such person does not have a pecuniary interest therein. Oak X Affiliates, L.L.C. is the general partner of Oak X Affiliates Fund, L.P. The names of the parties who share power to vote and power to dispose of the shares our common stock beneficially owned by Oak X Affiliates Fund, L.P. are Mr. Harman, Bandel L. Carano, Ann H. Lamont, Edward F. Glassmeyer and David B. Walrod, all of which are managing members of Oak X Affiliates, L.L.C. Each of such persons disclaims beneficial ownership of the securities held by Oak X Affiliates, L.P. to the extent such person does not have a pecuniary interest therein. Oak Associates X, LLC, Oak Investment Partners X, L.P. and Oak X Affiliates, L.P. disclaim beneficial ownership of the shares held by Mr. Harman. The address for these entities is c/o Oak Investment Partners VIII, L.P., 525 University Avenue, Suite 300, Palo Alto, California 94301. Based on information provided by such stockholders and a Schedule 13G filed by the stockholders on February 11, 2005.

(3)	Consists of 27,000 shares of common stock and options to purchase 1,407,709 shares of common stock that are vested and exercisable or that will vest within 60 days.

(4)	Consists of options to purchase 330,207 shares of common stock that are vested and exercisable or that will vest within 60 days.

(5)	Consists of 50,000 shares of common stock and options to purchase 104,166 shares of common stock that are vested and exercisable or that will vest within 60 days.

(6)	Consists of options to purchase 104,166 shares of common stock that are vested and exercisable or that will vest within 60 days.

(7)

Consists of 567,431 shares of common stock and options to purchase 1,700,000 shares of common stock that are vested and exercisable. Includes 455,566 shares of common stock held by Eugene Eidenberg, as trustee of the Eugene Eidenberg Trust dated 9/97, 26,197 shares of common stock held by Eugene Eidenberg, as trustee of the Anna M. Chavez Educational Trust and 85,668 shares held by Anna M. Chavez.

(8)	Consists of 240,510 shares of common stock and options to purchase 140,000 shares of common stock that are vested and exercisable.

(9)	Consists of 5,000 shares of common stock and options to purchase 1,045,788 shares of common stock that are vested and exercisable or that will vest within 60 days.

(10)	Consists of 188 shares of common stock and options to purchase 1,383,765 shares of common stock that are vested and exercisable or that will vest within 60 days.

(11)	Consists of 58,333 shares of common stock and options to purchase 140,000 shares of common stock that are vested and exercisable.

(12)	Consists of options to purchase 6,279,271shares of common stock that are vested and exercisable or that will vest within 60 days.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

          The table below sets forth summary information concerning compensation paid by us during the fiscal years ended December 31, 2004, 2003 and 2002, to our Named Executive Officers.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation			Securities Underlying Options (#)

Gregory A. Peters (1)	2004	$350,000	$183,752		$			2,409,699
President and Chief	2003	350,000	157,500			245,222	(2)	7,238,796
Executive Officer	2002	250,795	—			30,353	(2)	2,400,000
Robert R. Jenks (3)	2004	114,583				135,417	(4)	550,000
Former Vice President and	2003	234,936	—			56,042	(5)	2,200,000
Chief Financial Officer	2002	—	—			—		—
David A Buckel	2004	178,378	40,000					950,000
Vice President and
Chief Financial Officer
David L. Abrahamson (6)	2004	230,001	100,000					550,000
Chief Marketing Officer	2003	230,001	21,000	(7)		—		700,000
and Vice President, Sales	2002	39,218	—			—		1,500,000
Walter G. DeSocio (8)	2004	240,000	75,000					312,500
Former Vice President,	2003	240,000	—			—		—
Chief Administrative
Officer, General Counsel	2002	60,923	—			—		1,250,000
and Secretary
Ali Marashi (9)	2004	200,000						516,364
Vice President and Chief	2003	190,000	—			6,723	(10)	—
Technology Officer	2002	175,874	—			26,222	(10)	1,627,816

(1)	Effective April 2, 2002, Mr. Peters began serving as our President and Chief Executive Officer.

(2)	Includes $245,222 and $30,353 for relocation expenses in 2003 and 2002, respectively.

(3)	Effective February 2003, Mr. Jenks began serving as our Vice President and Chief Financial Officer. Mr. Jenks resigned from this position on May 26, 2004.

(4)	Effective May 27, 2004, Mr. Jenks began serving as a non-executive Special Advisor to the Chief Executive Officer.

(5)	Includes $56,042 for relocation expenses.

(6)	Effective October 2002, Mr. Abrahamson began serving as our Chief Marketing Officer, and effective January 2003, Mr. Abrahamson also began serving as our Vice President, Sales.

(7)	Includes $21,000 as a sign-on payment to Mr. Abrahamson’s employment agreement.

(8)

Effective September 2002, Mr. DeSocio began serving as our Vice President and General Counsel, and effective December 2002, Mr. DeSocio also began serving as our Vice President — Chief Administrative Officer, General Counsel and Secretary. Effective December 31, 2004, Mr. DeSocio resigned from this position.

(9)	Effective August 2002, Mr. Marashi began serving as our Vice President and Chief Technology Officer.

(10)	Includes $6,723 and $26,222 for relocation expenses in 2003 and 2002, respectively.

Stock Options

          The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2004:

Option Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)

	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year

			Exercise Price Per ($/Share)
				Expiration Date
Name					5% ($)	10% ($)

Gregory A. Peters	2,409,699	12.6	2.44	2/2/2014	3,697,690	9,370,673
Robert R. Jenks	550,000	2.9	2.44	2/2/2014	843,977	2,138,802
David A. Buckel(1)	750,000	4.0	1.43	5/12/2014	674,489	1,709,289
	200,000	1.1	2.44	2/2/2014	306,901	777,746
David L. Abrahamson	550,000	2.9	2.44	2/2/2014	843,977	2,138,802
Walter G. DeSocio	312,500	1.6	2.44	2/2/2014	479,532	1,215,229
Ali Marashi	516,364	2.7	2.44	2/2/2014	792,362	2,008,001

(1) Mr. Buckel received an additional option to purchase 200,000 shares of common stock upon his promotion to Vice President and Chief Financial Officer.

Option Exercises and Year-End Option Values

          The following table sets forth information as of December 31, 2004, regarding options held by the Named Executive Officers. There were no stock appreciation rights outstanding at December 31, 2004.

Aggregated Option Exercises In The Last Fiscal Year
And Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The- Money Options at Fiscal Year-End ($)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory A. Peters	16,148,495	20,685,632	4,095,115	8,378,379	5,377,838	13,267,210
Robert R. Jenks	2,750,000	2,378,440	634,783	1,316,217	298,348	1,704,092
David A. Buckel	1,150,000	1,834,750	168,750	981,250	235,375	1,599,375
David L. Abrahamson	2,750,000	2,446,971	1,037,917	1,602,083	870,349	272,051
Walter G. DeSocio	1,562,500	1,220,000	202,291	859,375	73,919	962,656
Ali Marashi	2,581,820	8,296,178	1,052,960	1,154,660	6,541,254	1,575,308

          In the table above, the value of the unexercised in-the-money options is based on the fair market value of our common stock, based upon the last reported sales price of the common stock on December 31, 2004 minus the per share exercise price multiplied by the number of shares.

Equity Compensation Plan Information

          The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	53,066,778	1.52	710,313
Equity compensation plans not approved by security holders	11,030	2.71	211,883

Total	53,077,804	1.52	922,196

(1)

Calculation based upon exercise prices of outstanding options, warrants and rights and an assumed purchase price equal to 85% of fair market value of the Company’s common stock on April 7, 2003 pursuant to the 1999 Employee Stock Purchase Plan for the total number of shares issuable under that plan.

Summaries of Plans Not Approved by Our Stockholders

SwitchSoft Systems, Inc. Founders 1996 Stock Option Plan

          We assumed the SwitchSoft Systems, Inc. Founders 1996 Stock Option Plan, which we refer to as the 1996 Plan, in connection with the acquisition of VPNX.com, Inc. Although some grants are still outstanding under this plan, we do not intend to issue any additional grants from the 1996 Plan. The 1996 Plan provides for grants of incentive stock options and nonqualified stock options for which up to 1,041,050 shares have been authorized. Employees are eligible to receive incentive stock options and employees, directors and independent contractors are eligible for nonqualified options. Terms and conditions of options are determined by our board or a committee appointed by the board. The exercise price cannot be less than 85% of fair market value at grant in the case of a nonqualified option, or 100% in the case of an incentive stock option, and will be paid in cash, by check, or through a deferred payment arrangement approved by our board, or by delivery of other property if authorized by our board. The term of an option is limited to 10 years from grant. The options vest at a rate of at least 20% per year. Upon termination of employment other than due to death or disability, options may generally be exercised for one month or a longer period determined by our board of directors. Upon termination due to death or disability, options may generally be exercised for 12 months or a longer period determined by our board of directors. If we are the surviving corporation in any merger, business combination, reorganization or reconsolidation, options under the 1996 Plan will be appropriately adjusted. If we are not the surviving corporation, outstanding options terminate unless assumed or replaced with substitute options. The board may amend the 1996 Plan at any time, but stockholder approval is required if the amendment would increase the shares available, materially modify the eligibility requirements, or materially increase the benefits accruing to plan participants, and optionee consent is required for the amendment to alter or impair the rights of existing optionees. The 1996 Plan automatically terminates ten years after its adoption.

SwitchSoft Systems, Inc. 1997 Stock Option Plan

          We assumed the SwitchSoft Systems, Inc. 1997 Stock Option Plan, which we refer to as the 1997 Plan, in connection with the acquisition of VPNX.com, Inc. Although some grants are still outstanding under this plan, we do not intend to issue any additional grants from the 1997 Plan. The 1997 Plan provides for grants of incentive stock options and nonqualified stock options for which up to 1,746,450 shares have been authorized. Employees are eligible to receive incentive stock options and employees, directors and independent contractors are eligible for nonqualified options. Terms and conditions of options are determined by our board or a committee appointed by the board. The exercise price cannot be less than 85% of fair market value at grant in the case of a nonqualified option, or 100% in the case of an incentive stock option, and will be paid in cash, by check, or through a deferred payment arrangement approved by our board, or by delivery of other property if authorized by our board. The term of an option is limited to 10 years from grant. The options vest at a rate of at least 20% per year. Upon termination of employment other than due to death or disability, options may generally be exercised for one month or a longer period determined by our board of directors. Upon termination due to death or disability, options may generally be exercised for 12 months or a longer period determined by our board of directors. If we are the surviving corporation in any merger, business combination, reorganization or reconsolidation, options under the 1997 Plan will be appropriately adjusted. If we are not the surviving corporation, outstanding options terminate unless assumed or replaced with substitute options. The board may amend the 1997 Plan at any time, but stockholder approval is required if the amendment would increase the shares available, materially modify the eligibility requirements, or materially increase the benefits accruing to plan participants, and optionee consent is required for the amendment to alter or impair the rights of existing optionees. The 1997 Plan automatically terminates ten years after its adoption.

Executive Employment Agreements

Agreement with Mr. Peters

          Effective December 2, 2004, we entered into an at-will employment agreement with Mr. Gregory Peters. The agreement provides that Mr. Peters will serve as our President and Chief Executive Officer, and will receive an annual base salary of $350,000, which may be increased or decreased by our Board of Directors or the Compensation Committee of the Board of Directors. The agreement also provides that Mr. Peters will receive a bonus of up to 150% of his base salary, based on the satisfaction of performance goals, if we adopt a bonus plan for executives and senior officers. Any bonus may be payable in shares of our common stock or other equity securities, including restricted stock and stock options. The agreement provides that Mr. Peters will accrue 20 days of combined vacation/sick leave annually and will receive three personal days each year. The agreement also contains a provision requiring Mr. Peters to maintain the confidentiality of our confidential information, a non-competition provision for two years following termination of employment (which may be waived), and a provision prohibiting solicitation of our employees within one year following termination of employment. Our employment of Mr. Peters may be terminated under the agreement by us or by Mr. Peters, at any time, with or without advance notice.

          Severance upon Termination Without Cause. The agreement provides that if Mr. Peters’ employment is terminated by us without cause, he will receive from us a cash severance payment equal to two times his then-current base salary. In addition, upon our termination of Mr. Peters’ employment without cause, his unvested options and any other unvested equity compensation he received from us shall lapse and expire, and all of his vested option shall remain exercisable no later than three months after the date of his termination.

          Severance Following Change in Control. If Mr. Peters’ employment is terminated without cause or he resigns for good reason, in either case within 12 months of a change in control (as such term is defined in the agreement), he will receive from us a cash severance payment equal to two and one-half times his then-current base salary and maximum target bonus. In addition, upon our termination of Mr. Peter’s employment without cause, his unvested options and any other unvested equity compensation he received from us shall become vested, free of restrictions and immediately exercisable for the remaining term of the relevant grant or award.

          In addition, he will continue to receive health care and life insurance coverage for 24 months as if he were an active employee (subject to the employee portion of premiums for such coverages).

Agreement with Mr. Jenks

          Effective May 27, 2004, we entered into an at-will employment agreement with Mr. Robert Jenks. The agreement provides that Mr. Jenks will serve as a non-executive Special Adviser to the Chief Executive Officer until May 26, 2005 and will receive an annual base salary of $250,000. The agreement also provides that Mr. Jenks will receive one or more options to purchase 550,000 shares of common stock.   The agreement provides that Mr. Jenks will accrue 20 days of combined vacation/sick leave during the term of his employment and will receive three personal days. In addition, Mr. Jenks will be listed as an insured party under the terms of an existing director and officer liability insurance plan to the same extent as other covered officers through May 27, 2007.  The agreement also contains a provision requiring Mr. Jenks to maintain the confidentiality of our confidential information and a non-competition provision (which may be waived).  Our employment of Mr. Jenks may be terminated under the agreement by us or by Mr. Jenks, at any time, with or without advance notice.

          Severance upon Termination Without Cause. The agreement provides that upon Mr. Jenks’ involuntary termination of employment, he will receive from us a cash severance payment equal to the difference between $250,000 and the amount of base salary paid to him under the agreement through the date of termination. In addition, upon our termination of Mr. Jenks’ employment, all his unvested options that would have vested and became exercisable through and including July 2, 2005 will vest and become exercisable, and all vested options will remain exercisable through and including October 2, 2005.

          Severance Following Change in Control. If Mr. Jenks’ employment is terminated without cause or he resigns for good reason, in either case within 12 months of a change in control (as such term is defined in the agreement), he will receive a cash severance payment equal to two times the sum of his then-current base salary and 100% of his unvested stock options and additional equity compensation shall become vested, free of restrictions (if any), and immediately exercisable for the remaining term of the relevant grant or award. In addition, he will continue to receive health care and life insurance coverage for 24 months as if he were an active employee (subject to the employee portion of premiums for such coverages).

Agreement with Mr. Abrahamson

          Effective October 31, 2002, we entered into an at-will employment agreement with Mr. David Abrahamson. The agreement provides that Mr. Abrahamson will serve as our Chief Marketing Officer and will receive an annual base salary of $230,000, which may be increased or decreased by our chief executive officer in consultation with our board or compensation committee. The agreement also provides that Mr. Abrahamson will receive a bonus of up to 50% of his base salary, based on the satisfaction of performance goals, if we adopt a bonus plan for executives and senior officers. Any bonus may be payable in shares of our common stock or other equity securities, including restricted stock and stock options. The agreement provides that Mr. Abrahamson will accrue 20 days of combined vacation/sick leave annually and will receive three personal days each year. The agreement also contains a provision requiring Mr. Abrahamson to maintain the confidentiality of our confidential information, a non-competition provision for one year following termination of employment (which may be waived), and a provision prohibiting solicitation of our employees within one year following termination of employment. Our employment of Mr. Abrahamson may be terminated under the agreement by us or by Mr. Abrahamson, at any time, with or without advance notice.

          Severance upon Termination Without Cause. The agreement provides that if Mr. Abrahamson’s employment is terminated by us without cause, he will receive from us a cash severance payment equal to one year of his then-current base salary. In addition, upon our termination of Mr. Abrahamson’s employment without cause, his unvested options and any other unvested equity compensation he received from us will terminate, and his vested options will remain exercisable no later than three months after termination of his employment.

          Severance Following Change in Control. If Mr. Abrahamson’s employment is terminated without cause or he resigns for good reason, in either case within 12 months of a change in control (as such term is defined in the agreement), he will receive a cash severance payment equal to 24 months of his then-current base salary and then-current maximum target bonus, and 100% of his unvested stock options and additional equity compensation shall become vested, free of restrictions (if any), and immediately exercisable for the remaining term of the relevant grant or award. In addition, he will continue to receive health care and life insurance coverage for 24 months as if he were an active employee (subject to the employee portion of premiums for such coverages).

Agreement with Mr. Marashi

          Effective December 31, 2002, we entered into an at-will employment agreement with Mr. Ali Marashi. The agreement provides that Mr. Marashi will serve as our Vice President and Chief Technology Officer, and will receive an annual base salary of $190,000, which may be increased or decreased by our chief executive officer in consultation with our board or compensation committee. The agreement also provides that Mr. Marashi will receive a bonus of up to 50% of his base salary, based on the satisfaction of performance goals, if we adopt a bonus plan for executives and senior officers. Any bonus may be payable in shares of our common stock or other equity securities, including restricted stock and stock options. The agreement provides that Mr. Marashi will accrue 20 days of combined vacation/sick leave annually and will receive three personal days each year. The agreement also contains a provision requiring Mr. Marashi to maintain the confidentiality of our confidential information, a non-competition provision for one year following termination of employment (which may be waived), and a provision prohibiting solicitation of our employees within one year following termination of employment. Our employment of Mr. Marashi may be terminated under the agreement by us or by Mr. Marashi, at any time, with or without advance notice.

          Severance upon Termination Without Cause. The agreement provides that if Mr. Marashi’s employment is terminated by us without cause, he will receive from us a cash severance payment equal to one year of his then-current base salary. In addition, upon our termination of Mr. Marashi’s employment without cause, his unvested options and any other unvested equity compensation he received from us will terminate, and his vested options will remain exercisable no later than three months after termination of his employment.

          Severance Following Change in Control. If Mr. Marashi’s employment is terminated without cause or he resigns for good reason, in either case within 12 months of a change in control (as such term is defined in the agreement), he will receive a cash severance payment equal to 24 months of his then-current base salary and then-current maximum target bonus, and 100% of his unvested stock options and additional equity compensation shall become vested, free of restrictions (if any), and immediately exercisable for the remaining term of the relevant grant or award. In addition, he will continue to receive health care and life insurance coverage for 24 months as if he were an active employee (subject to the employee portion of premiums for such coverages).

Agreement with Mr. Buckel

          Effective May 27, 2004, we entered into an at-will employment agreement with Mr. David Buckel. The agreement provides that Mr. Buckel will serve as our Vice President and Chief Financial Officer and will receive an annual base salary of $190,000, which may be increased or decreased by our chief executive officer in consultation with our board or compensation committee. The agreement was subsequently amended to provide base salary increases to $210,000 on January 1, 2005 and $240,000 on May 1, 2005. The agreement also provides that Mr. Buckel will receive a bonus of up to 50% of his base salary, based on the satisfaction of performance goals, if we adopt a bonus plan for executives and senior officers. Any bonus may be payable in shares of our common stock or other equity securities, including restricted stock and stock options. The agreement provides that Mr. Buckel will accrue 20 days of combined vacation/sick leave annually and will receive three personal days each year. The agreement also contains a provision requiring Mr. Buckel to maintain the confidentiality of our confidential information, a non-competition provision for one year following termination of employment (which may be waived), and a provision prohibiting solicitation of our employees within one year following termination of employment. Our employment of Mr. Buckel may be terminated under the agreement by us or by Mr. Buckel, at any time, with or without advance notice.

          Severance upon Termination Without Cause. The agreement provides that if Mr. Buckel’s employment is terminated by us without cause, he will receive from us a cash severance payment equal to one year of his then-current base salary. In addition, upon our termination of Mr. Buckel’s employment without cause, his unvested options and any other unvested equity compensation he received from us will terminate, and his vested options will remain exercisable no later than three months after termination of his employment.

          Severance Following Change in Control. If Mr. Buckel’s employment is terminated without cause or he resigns for good reason, in either case within 12 months of a change in control (as such term is defined in the agreement), he will receive a cash severance payment equal to 24 months of his then-current base salary and then-current maximum target bonus, and 100% of his unvested stock options and additional equity compensation shall become vested, free of restrictions (if any), and immediately exercisable for the remaining term of the relevant grant or award. In addition, he will continue to receive health care and life insurance coverage for 24 months as if he were an active employee (subject to the employee portion of premiums for such coverages).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee is responsible for, among other things, approving the compensation and benefits for our officers and for reviewing the general policies relating to the compensation and benefits for all of our employees. This report reflects our compensation philosophy.

Executive Officer Compensation

          Our executive compensation program has been designed to (1) ensure that compensation provided to executive officers is closely aligned with its business objectives and financial performance; (2) enable us to attract and retain those officers and other key executives who contribute to our long-term success; and (3) maximize stockholder value.

          Executive compensation generally consists of three components: (1) base salary; (2) annual cash bonus; and (3) long-term incentive awards. The Chief Executive Officer annually recommends executive officer compensation levels to the Compensation Committee. The Compensation Committee makes the final determination of executive compensation levels but relies on the Chief Executive Officer’s annual recommendations because it believes the Chief Executive Officer is the most qualified person to make assessments about individual performance.

          The Compensation Committee annually reviews and establishes each executive officer’s compensation package by considering (1) the extent to which specified corporate objectives for the preceding year were attained; (2) the experience and contribution levels of the individual executive officer; and (3) to a lesser extent, the salary and bonus levels of executive officers in similar positions in companies in the same or related industries as Internap.

          For 2005, the Compensation Committee has decided to establish specific objectives, including financial performance goals, for its executive officers against which bonus compensation may be paid and implement a bonus program for such officers. There is no assurance that the Compensation Committee will pay such bonus compensation.

          The Compensation Committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased stockholder value over time. Options typically are granted at fair market value at the date of grant, have a ten-year term and generally vest 25% on the first anniversary of vesting commencement date and in equal 36 monthly installments thereafter.

          Most stock option grants to executive officers occur in conjunction with the executive officer’s acceptance of employment with us. The Compensation Committee, however, reviews stock option levels for all executive officers throughout each fiscal year in light of long-term strategic and performance objectives, each executive officer’s current and anticipated contributions to our future performance and the value of such executive’s current stock option package. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers the executive officer’s current contribution to our performance, the executive officer’s past option awards and their current value, the executive officer’s anticipated contribution in meeting our long-term strategic performance goals and comparisons to formal and informal surveys of executive stock option grants made by other Internet infrastructure companies.

Compensation of the Chief Executive Officer

          The compensation for our chief executive officer is set by the board of directors based upon the recommendations of the Compensation Committee. The Compensation Committee reviews our Chief Executive Officer’s compensation annually using the same criteria and policies as are employed for other executive officers. Mr. Peters’ base salary is determined in accordance with his employment agreement. In 2004, Mr. Peters received a base salary of $350,000. In addition, he received a bonus of $183,752 in 2004.  The Compensation Committee considered our improved financial metrics and efforts to improve the capital structure of the company.  In addition, the Compensation Committee awarded Mr. Peters options to purchase 2,409,699 shares of our common stock at the then-current market price of $2.44 per share as part of the company’s then existing retention practice of making annual awards to all employees.

Limitations on the Deductibility of Executive Compensation

          Compensation payments in excess of $1 million to the Chief Executive Officer or the other five most highly compensated executive officers are subject to a limitation on deductibility by us under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2004 to our Chief Executive Officer or any other executive officer to be in excess of $1 million. We intend to maintain qualification of our 2002 Stock Compensation Plan, Amended and Restated 1998 Stock Option/Stock Issuance Plan, Amended 1999 Equity Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

          The Compensation Committee believes its executive compensation philosophy serves Internap’s interests and the interests of our stockholders.

Compensation Committee:

Charles B. Coe
Fredric W. Harman
Patricia L. Higgins

          The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act” and, together with the Securities Act, the “Acts”), unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

          None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. None of our executive officers or directors serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to such persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

STOCK PERFORMANCE GRAPH

          Our common stock is listed on the AMEX under the symbol “IIP” and has traded on the AMEX since February 18, 2004. Our common stock traded on the Nasdaq SmallCap Market from October 4, 2002 until February 17, 2004 when we voluntarily delisted our common stock from the Nasdaq SmallCap Market. Prior to that, our common stock traded on the Nasdaq National Market from September 29, 1999, the date of our initial public offering, until October 4, 2002 when we fell below certain listing criteria of the Nasdaq National Market.

          The graph set forth below compares cumulative total return to our stockholders from an investment in our common stock with the cumulative total return of the Nasdaq Composite Index and the Goldman/Sachs Internet Index, resulting from an initial assumed investment of $100 in each on December 31, 1999, assuming the reinvestment of any dividends, ending at December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004, respectively.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04

Internap Network Services Corp.	$100	$8	$1	$0	$3	$1
NASDAQ Composite Index	$100	$60	$48	$33	$49	$54
Goldman Sachs Internet Index	$100	$25	$15	$10	$20	$25

          The foregoing stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

          The primary function of the Audit Committee is to assist the board of directors in its oversight and monitoring of our financial reporting and auditing process. In April 2004, our board of directors adopted an updated Audit Committee Charter that sets forth the responsibilities of the Audit Committee.

          Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent registered public accountants audit the annual financial statements prepared by management and express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States. The independent registered public accountants also audit Management’s Report on Internal Control over Financial Reporting and discuss with the Audit Committee any issues that come about in conjunction with the audits that they believe should be raised with the Audit Committee. The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

          Representatives of PricewaterhouseCoopers LLP, our independent registered public accountants, attended seven regular meetings of the Audit Committee. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2004 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2004. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

          The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP, that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee considered whether the services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2004 are compatible with maintaining their independence. The Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2005.

          Based upon its review of the audited financial statements, including Management’s Report on Internal Control over Financial Reporting, and the discussions noted above, the Audit Committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Audit Committee:

James P. DeBlasio
William J. Harding
Kevin L. Ober
Patricia L. Higgins

          The foregoing report of the Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2 – 2005 INCENTIVE STOCK PLAN

The Plan

          The Board of Directors has approved the Internap Network Services Corporation 2005 Incentive Stock Plan (the “Plan”) and recommends that shareholders vote for approval of the Plan.  If the Plan is approved, we do not attend to make additional option grants under our existing plans.  The following discussion summarizes the material terms of the Plan.  This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix A.

Purpose

          The primary purpose of the Plan is (1) to attract and retain eligible employees and outside directors of Internap, (2) to provide an incentive to eligible employees and outside directors to work to increase the value of Internap’s common stock, and (3) to provide eligible employees and outside directors with a stake in the future of Internap which corresponds to the stake of each of Internap’s stockholders.

Administration

          The Plan is administered by the Compensation Committee of Internap’s Board of Directors (the “Committee”), which has at least two members, each of whom shall be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee may appoint a delegate and authorize such delegate to make grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code.  Each grant under the Plan is evidenced by a certificate that incorporates such terms and conditions as the Committee or its delegate deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

          The Plan provides for the grant of stock options (“Options”), stock grants (“Stock Grants”), stock units (“Stock Units”), and stock appreciation rights (“SARs”) to certain eligible employees and to outside directors.  An eligible employee is any employee of Internap or any subsidiary, parent or affiliate of Internap who has been designated by the Committee to receive a grant under the Plan.  No eligible employee or outside director in any calendar year may be granted an Option to purchase more than 5,000,000 shares of common stock or an SAR based on the appreciation with respect to more than 5,000,000 shares of common stock or may be granted Stock Grants or Stock Units where the number of shares of common stock subject to such grant exceeds 5,000,000 shares.  No more than 20,000,000 shares of common stock are available for Stock Grants under the Plan.

Shares Available for Issuance

          There are 74,000,000 shares available for issuance under the Plan, which include 20,000,000 newly authorized shares and 54,000,000 shares that remained available for issuance under (a) the Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) the Internap Network Services Corporation 2002 Stock Compensation Plan, (c) the Amended 1999 Equity Incentive Plan, (d) the 1999 Stock Incentive Plan for Non-Officers, (e) the Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan, including shares with respect to which options or other awards have been granted under these plans if such options or other awards have not been exercised as of the effective date of this Plan.  Any shares of stock issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are later forfeited shall again become available for issuance under the Plan.

Options

          Under the Plan, non-incentive stock options (“Non-ISOs”) may be granted to eligible employees or outside directors, but ISOs, which are intended to qualify for special tax treatment under Section 422 of the Code, can only be granted to eligible employees of Internap or a subsidiary or parent of Internap.  Each Option granted under the Plan entitles the optionee to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related stock option certificate.  The terms and conditions of each Option granted under the Plan will be determined by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, the Committee’s delegate, but no Option will be granted at an exercise price which is less than the fair market value of the common stock as determined on the grant date in accordance with the Plan.  In addition, if the Option is an ISO that is granted to a ten percent stockholder of Internap, the exercise price may be no less than 110% of the fair market value of the shares of common stock on the grant date.  Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

          Each Option granted under the Plan shall be exercisable as provided in the related Option certificate.  If the only condition to the exercise of an Option is the completion of a period of service, such period of service shall not be less than one year, starting on the date the Option is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  No Option may be exercisable more than ten years from the grant date or, if the Option is an ISO granted to a ten percent stockholder of Internap, it may not be exercisable more than five years from the grant date.

Stock Appreciation Rights

          SARs may be granted by the Committee to eligible employees and outside directors under the Plan, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, either as part of an Option or as stand alone SAR.  The terms and conditions for an SAR granted as part of an Option will be set forth in the Option certificate for the related Option while the terms and conditions for a stand alone SAR will be set forth in a SAR certificate.  SARs entitle the holder to receive the appreciation of the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the Option or SAR certificate (the “SAR Value”), multiplied by the number of shares of common stock in respect of which the SAR is being exercised.  The SAR Value for an SAR must equal or exceed the fair market value of a share of common stock as determined on the grant date in accordance with the Plan.  If an SAR is granted together with an Option, then the exercise of the SAR shall cancel the right to exercise the related Option, and the exercise of a related Option shall cancel the right to exercise the SAR.  An SAR granted as a part of an Option shall be exercisable only while the related Option is exercisable.  A stand alone SAR shall be exercisable as provided in the related SAR certificate.  The Committee (or, if applicable its delegate) in its discretion may require completion of a period of service as an eligible employee or outside director before an SAR may be exercised, but if the only condition to the exercise of an SAR is the completion of a period of service, such period of service shall not be less than one year, starting on the date the SAR is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  At the discretion of the Committee or its delegate, any payment due to the eligible employee or director upon the exercise of an SAR can be made in cash or in the form of common stock.

Stock Grants

          Stock Grants are grants which are designed to result in the issuance of common stock to the eligible employee or outside director to whom the grants are made, and Stock Grants may be granted by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, subject to such terms and conditions, if any, as the Committee (or, if applicable its delegate) acting in its absolute discretion deems appropriate.  The Committee or its delegate, in its discretion, may prescribe that an eligible employee’s or outside director’s rights in a Stock Grant will be nontransferable or forfeitable or both unless certain conditions are satisfied.  These conditions may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Internap for a specified period or that Internap or the eligible employee achieve stated performance or other objectives.  If the only condition to the forfeiture of a Stock Grant is the completion of a period of service, such period of service shall not be less than three years, starting on the date the Stock Grant is made unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.  Each Stock Grant shall be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such Stock Grant as well as any conditions applicable to the Stock Grant.

          Except as otherwise set forth in the related Stock Grant certificate, if a cash dividend is paid on common stock subject to a Stock Grant while such Stock Grant remains subject to forfeiture conditions or restrictions on transfer, then the cash dividend will be paid in cash directly to the eligible employee or outside director.  Except as otherwise set forth in the related Stock Grant certificate, if a stock dividend is paid on common stock subject to a Stock Grant while such common stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by Internap subject to the same conditions or restrictions as the related Stock Grant.  Except as otherwise set forth in the related Stock Grant certificate, an eligible employee or outside director shall have the right to vote common stock issued under a Stock Grant while such common stock remains subject to forfeiture conditions or restrictions on transfer.

Stock Units

          Stock Units are grants which are designed to result in cash payments to the eligible employees and outside directors to whom grants are made based on the fair market value of the common stock underlying the grant, and Stock Units may be granted by the Committee, or in the case of certain grants to eligible employees who are not “insiders” within the meaning of Rule 16b-3 or “covered employees” under Section 162(m) of the Code, by the Committee’s delegate, subject to such terms and conditions, if any, as the Committee (or, if applicable, its delegate) acting in its absolute discretion deems appropriate.  The terms and conditions for a Stock Unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the outside director continue service with Internap for a specified period or that Internap or the eligible employee achieve stated performance or other objectives.  If the only condition to the forfeiture of a Stock Unit is the completion of a period of service, such period of service shall not be less than three years, starting on the date the Stock Unit is granted unless the Committee (or, if applicable, its delegate) determines that a shorter period of service (or no period of service) better serves Internap’s interest.

Transferability

          Absent consent of the Committee, no Option, SAR, Stock Grant or Stock Unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution.  Absent consent of the Committee, an Option or SAR shall be exercisable during an eligible employee’s or outside director’s lifetime only by such eligible employee or outside director.

Change in Control

          If there is a change in control of Internap, then all conditions to the exercise of all outstanding Options and SARs and all issuance or forfeiture conditions on all outstanding Stock Grants and Stock Unit grants will be deemed satisfied.  However, any condition to the exercise of an outstanding Option or any issuance or forfeiture condition on a Stock Grant or Unit Grant which relates to satisfying a performance goal will be deemed satisfied only to the extent that such performance goal has been met on or before the effective time of the change in control.  The Board of Directors shall have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding Options, SARs and Stock Grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding Options and SARs or to take such other action as is necessary to receive common stock subject to Stock Grants.

          A change in control means, generally, (1) the acquisition by any person (except for a signatory to the agreement described below) of 30% or more of the outstanding shares of common stock, (2) the current members of Internap’s Board of Directors, or their approved successors, ceasing to be a majority of the Board of Directors during any period of two years or less, (3) a reorganization, merger, consolidation or sale or disposition of substantially all of the assets of Internap, unless Internap shareholders control the resulting company, or (4) the approval by shareholders of a complete liquidation or dissolution of Internap, (5) any other event the Committee determines is a change in control.

Amending or Terminating the Plan

          The Plan may be amended by the Board to the extent it deems necessary or appropriate, but no amendment may be made on or after the effective date of a change on control to the section of the Plan governing a change in control which might adversely affect any rights that would otherwise vest on a change in control.  The Plan may also be terminated by the Board at any time.  The Board may not unilaterally modify, amend or cancel any Option, SAR, Stock Grant or Stock Unit previously granted without the consent of the holder of such Option, SAR, Stock Grant or Stock Unit or unless there is a dissolution or liquidation of Internap or a similar transaction.  No amendment shall be made absent the approval of the stockholders of Internap to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of common stock are listed.

Adjustment of Shares

          Capital Structure.  The number, kind or class of shares of common stock reserved for issuance under the Plan, the annual grant caps, the number, kind or class of shares of common stock subject to Options or SARs granted under the Plan, and the option price of the Options and the SAR Value of the SARs, as well as the number, kind or class of shares of common stock granted pursuant to Stock Grants under the Plan and the payment due under Stock Unit grants under the Plan, shall be adjusted by the Committee in a reasonable and equitable manner to reflect any change in the capitalization of Internap. No approval of Internap’s shareholders is required for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which the common stock of Internap is traded.

          Mergers.  The Committee as part of any transaction described in Code Section 424(a) which is not a change in control shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of common stock reserved for issuance under the Plan, the number, kind or class of shares of common stock underlying any Stock Grants previously made under the Plan and any related grant and forfeiture conditions, and the number, kind or class of shares of common stock subject to Option and SAR grants previously made under the Plan and the related option price of the Options and SAR Value of the SARs and cash payment under Stock Unit grants previously made under the Plan, and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with Code Section 424(a)) Stock Grant, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, stock grants, option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.  Further, if the Committee makes any such grants as a part of a transaction described in Section 424(a) of the Code, the Committee shall have the right to increase the number of shares of Internap’s common stock available for issuance under the Plan by the number of shares subject to such grants without seeking shareholder approval unless approval of Internap’s shareholders required under applicable law or the rules of the stock exchange on which the common stock of Internap is traded.

Federal Income Tax Consequences

          The rules concerning the federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules.  Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances.  Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations.  The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

          ISOs.  In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO.  For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income.  If the eligible employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the common stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price.  Internap will not be entitled to any income tax deduction as a result of such disposition.  Internap normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

          If the eligible employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and Internap will be entitled to an income tax deduction (provided Internap satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

          Non-ISOs.  An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and Internap will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and Internap will be entitled to take an income tax deduction (provided Internap satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.  However, if an eligible employee or outside director is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and cannot sell the common stock purchased after the exercise of the Non-ISO without being subject to liability under such section, the stock will be treated as subject to a substantial risk of forfeiture for six months or until the stock can be sold without any such liability, whichever comes first, and the eligible employee or outside director will be taxable on such spread at that time.  Upon a subsequent sale of the common stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).  However, if the sale of the common stock at a profit within six months after the “purchase” of the common stock could subject the eligible employee or outside director to a suit under Section 16(b) of the 1934 Act, then the eligible employee or outside director either will need to make an election to be taxed on the ordinary income determined at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to the fair market value of the common stock less the exercise price for the common stock, determined as of the earlier of the end of such six month period or the first date within such six month period on which the eligible employee or outside director could sell the common stock at a profit without being subject to such a suit.  The U.S. Tax Court has held that the “purchase” of shares subject to a Non-ISO for this purpose occurs when the Non-ISO is granted.

          SARs.  An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the eligible employee receives as a result of such exercise.  Internap generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if Internap satisfies applicable federal income tax reporting requirements.  Recent guidance from the IRS provides that SAR grants will be subject to taxation under the new rules for taxing deferred compensation unless an eligible employee can only receive Common Stock upon the exercise of the SAR.  If an eligible employee can receive cash, the SAR will need to satisfy the requirements under the new rules.  If the SAR fails to satisfy the requirements under the new rules, the eligible employee will be subject to tax at his or her standard rate plus 20%.

          Stock Grants.  An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Grant, nor does the grant of a Stock Grant result in an income tax deduction for Internap, unless the restrictions on the stock do not present a “substantial risk of forfeiture” or the stock is “transferable”, each within the meaning of Section 83 of the Code.  Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer.  In the year that the Stock Grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee or outside director, generally determined on the date the Stock Grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares.  If an eligible employee or outside director is subject to Section 16(b) of the 1934 Act and cannot sell the common stock without being subject to liability under such section after the common stock is no longer subject to a substantial risk of forfeiture or is transferable, the common stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first.  If the Stock Grant is forfeited, the eligible employee or outside director will recognize no gain.

          Stock Units.  An eligible employee or outside director is not subject to any federal income tax upon the grant of a Stock Unit, nor does the grant of a Stock Unit result in an income tax deduction for Internap.  In the year that the Stock Unit is either redeemed for cash or transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the Stock Unit or received in the transfer.  Recent guidance from the IRS provides that Stock Unit grants will be subject to taxation under the new rules for taxing deferred compensation.  If the Stock Unit grant fails to satisfy the requirements under the new rules, the eligible employee will be subject to tax at his or her standard rate plus 20%.  If the Stock Unit is forfeited, the eligible employee or outside director will recognize no gain.

          The board of directors unanimously recommends that you vote “For” approval of the 2005 Incentive Stock Plan.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

          Our Audit Committee has appointed PricewaterhouseCoopers LLP, our independent registered public accountants, to serve as our independent registered public accountants for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has audited our financial statements since our inception in 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Audit Fees

        The following table shows the fees paid or accrued by us for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004 and 2003.

	2004	2003

Audit Fees(1)	$1,582,467	$441,439
Audit-Related Fees(2)	219,156	67,000
Tax Fees(3)	93,678	23,953
All Other Fees(4)	1,400	1,400

Total	$1,896,701	$533,792

(1)

Fees related to the audit of Internap’s annual financial statements and the reviews of the quarterly financial statements filed on Forms 10-Q.  The 2004 audit fees include fees related to the audit of internal control over financial reporting and the audit of management’s assessment of internal control over financial reporting.

(2)	Fees primarily related to international statutory filings and registration statements.

(3)	Fees primarily related to tax compliance, advice and planning.

(4)	Fees related to services performed in conjunction with other professional services.

Approval of Audit and Permissible Non-Audit Services

          Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accountants, and will not approve any services that are not permitted by SEC rules.

          The board of directors unanimously recommends that you vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the fiscal year ended December 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

          Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2004 fiscal year, except for two late filings by Mr. Abrahamson, one late filing by Walter DeSocio, our former general counsel, one late filing by Mr. Eidenburg, one late filing by Mr. Harman and two late filings by Mr. Peters.

STOCKHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

          Proposals of stockholders, including nominations for the board of directors, intended to be presented at the 2006 annual meeting must be received by us at our executive offices in Atlanta, Georgia, on or before Tuesday, December 27, 2005 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our bylaws, for business to be properly brought before a meeting, but not included in the proxy, a stockholder must submit a proposal, including nominations for the board of directors, not earlier than Thursday, February 23, 2006 and not later than Monday, March 27, 2006 and must comply with the eligibility, advance notice and other provisions of our bylaws.  A copy of our bylaws is available upon request to the address below.

          Stockholder proposals should be sent to:

Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Attention: Corporate Secretary

APPENDIX A

INTERNAP NETWORK SERVICES CORPORATION

2005 INCENTIVE STOCK PLAN

-ii-

§ 1.

BACKGROUND AND PURPOSE

          The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors in order (1) to attract and retain Eligible Employees and Directors, (2) to provide an additional incentive to each Eligible Employee or Director to work to increase the value of Stock and (3) to provide each Eligible Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

§ 2.

DEFINITIONS

          2.1      Affiliate -- means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

          2.2      Board -- means the Board of Directors of the Company.

          2.3      Change Effective Date -- means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

          2.4      Change in Control -- means the happening of any of the following events:

(a)

An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 30% or more of either (i) the then outstanding shares of Stock (the “Outstanding Stock”) or (ii) the combined voting power of the then outstanding voting securities of the

Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;

(b)

A change in the composition of the Board such that the individuals who, as of the Change Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Change Effective Date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(c)

The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a Parent) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, such Parent) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent for purposes of determining whether clause (i) above is satisfied in connection with the applicable Corporate Transaction, of the Parent); or

(d)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          2.5      Code -- means the Internal Revenue Code of 1986, as amended.

          2.6      Committee -- means the Compensation Committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

          2.7      Company -- means Internap Network Services Corporation and any successor to Internap Network Services Corporation.

          2.8      Director -- means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

          2.9      Eligible Employee -- means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

          2.10    Fair Market Value -- means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with

§ 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          2.11    ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

          2.12    1933 Act -- means the Securities Act of 1933, as amended.

          2.13    1934 Act -- means the Securities Exchange Act of 1934, as amended.

          2.14    Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

          2.15    Option -- means an ISO or a Non-ISO which is granted under § 7.

          2.16    Option Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

          2.17    Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

          2.18    Parent -- means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

          2.19    Plan -- means this Internap Network Services Corporation 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

          2.20    Preexisting Plan -- means each of the following plans, as each such plan has been amended from time to time up to the date this Plan is effective (a) Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) Internap Network Services Corporation 2002 Stock Compensation Plan, (c) Amended 1999 Equity Incentive Plan, (d) 1999 Stock Incentive Plan for Non-Officers, (e) Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan.

          2.21    Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

          2.22    SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

          2.23    Stock -- means the common stock of the Company.

          2.24    Stock Appreciation Right -- means a right which is granted under § 8 to receive the appreciation in a share of Stock.

          2.25    Stock Appreciation Right Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

          2.26    Stock Grant -- means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

          2.27    Stock Grant Certificate -- means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

          2.28    Stock Unit Grant -- means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

          2.29    Subsidiary -- means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

          2.30    Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

          3.1      Shares Reserved.  There shall (subject to § 13) be reserved for issuance under this Plan (a) 20,000,000 shares of Stock plus (b) the number of shares of Stock which remained available for issuance under each Preexisting Plan (including any shares with respect to which options or other awards have been granted if the shares underlying such options or other awards have not been issued as of the effective date of this Plan); provided, however, (c) no more than the number of shares of Stock described in § 3.1(a) shall be issued in connection with the exercise of ISOs.

          3.2      Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.  All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan.  Finally, if the Option Price under an Option is paid in whole or in part in shares of Stock or if shares of Stock are tendered to the Company in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan.

          3.3      Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

          3.4      Grant Limits.  No Eligible Employee or Director in any calendar year shall be granted an Option to purchase (subject to § 13) more than 5,000,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 5,000,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee or Director in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds  $10,000,000.  No more than 5,000,000 non-forfeitable shares of Stock shall (subject to § 13) be issued pursuant to Stock Grants under § 9.

          3.5      Preexisting Plan.  No grants shall be made under any Preexisting Plan on or after the date this Plan becomes effective, but the terms of any grant made under a Preexisting Plan prior to the date this Plan becomes effective shall be interpreted under the terms of the Preexisting Plan under which such grant was made and not under this Plan.  Each Preexisting Plan is hereby made a part of this Plan so that the shares available for issuance under this Plan may be issued in connection with grants made under any Preexisting Plan.

§ 4.

EFFECTIVE DATE

          The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

          This Plan shall be administered by the Committee.  The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Director and on each other person directly or indirectly affected by such action.  Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Director shall have the right to require him or her to execute an agreement which makes the Eligible Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

          Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan.  All Eligible Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

§ 7.

OPTIONS

          7.1      Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders.  The Committee may appoint a delegate and authorize such delegate to make grants of Options to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each grant of an Option to an Eligible Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

          7.2      $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000.  Any such excess shall instead automatically be treated as a Non-ISO.  The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

          7.3      Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

          7.4      Payment.  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, or through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or in any combination of such forms of payment.  Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

          7.5      Exercise.

(a)

Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

	(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)

the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)

Termination of Status as Eligible Employee or Director.  Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

          8.1      Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Directors under this Plan from time to time.  The Committee may appoint a delegate and authorize such delegate to make grants of Stock Appreciation Rights to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

          8.2      Terms and Conditions.

(a)

Stock Appreciation Right Certificate.  If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock.  Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted.  The Stock Appreciation Right

Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)

Option Certificate.  If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option.  Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share.  A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable.  The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)

Minimum Period of Service.  If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

          8.3      Exercise.   A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.  An Eligible Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.  The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

          9.1      Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Directors.  The Committee may appoint a delegate and authorize such delegate to make Stock Grants and Stock Unit Grants to Eligible Employees who are not “insiders” within the meaning of rule 16b-3 or “covered employees” under § 162(m) of the Code.  Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

          9.2      Conditions.

(a)

Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition.  Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)

Conditions on Forfeiture of Stock or Cash Payment.  The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Director under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Directors generally or for an Eligible Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such  condition, if any, and the deadline, if any, for satisfying each such condition.  An Eligible Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition.  If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Director’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)

Minimum Period of Service.  If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

          9.3      Dividends, Voting Rights and Creditor Status.

(a)

Cash Dividends.  Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee or Director.

(b)

Stock Dividends.  If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)

Other.  If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)

Voting.  Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)

General Creditor Status.  Each Eligible Employee and each Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

          9.4      Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Director as soon as practicable thereafter.

          9.5      Income Tax Deduction.

(a)

General.  The Committee shall (where the Committee under the circumstances deems in the Company’s best interest) either (1) make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which seems likely to result in the Stock Grant or Stock Unit Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants and Stock Unit Grants to Eligible Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant or Stock Unit Grant.  A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and no change may be made to a performance goal after the goal has been set.

(b)

Performance Goals.  A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and one-time charges or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s revenue growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)

Adjustments.  When the Committee determines whether a performance goal has been satisfied for any period, the Committee where the Committee deems appropriate may make such determination using calculations which alternatively include and exclude one, or more than one, “extraordinary items” as determined under U.S. generally accepted accounting principles, and the Committee may determine whether a performance goal has been satisfied for any period taking into account the alternative which the Committee deems appropriate under the circumstances.  The Committee also may take into account any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes and, further, may take into account any unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles or such other factors as the Committee may determine reasonable and appropriate under the circumstances (including, without limitation, any factors that could result in the Company’s paying non-deductible compensation to an Eligible Employee).

§ 10.

NON-TRANSFERABILITY

          No Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by an Eligible Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Director’s lifetime only by the Eligible Employee or Director.  The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Director.

§ 11.

SECURITIES REGISTRATION

          As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the

Company a written statement satisfactory to the Company to that effect.  Furthermore, if so requested by the Company, the Eligible Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.  Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

          No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1)

the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)

the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

          13.1    Capital Structure.  The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)

any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

          13.2    Available Shares.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.  Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

          13.3    Transactions Described in § 424 of the Code.   If there is a  corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants.  Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

          13.4    Fractional Shares.  If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward.  An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

          If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, (1) if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded and (2) a Change in Control shall affect a Stock Appreciation Right or Stock Unit Grant which is subject to § 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of Company or in the ownership of a substantial portion of the assets of the Company within the meaning of § 409A(a)(2)(A)(v) of the Code.

§ 15.

AMENDMENT OR TERMINATION

          This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date.  The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

§ 16.

MISCELLANEOUS

          16.1    Shareholder Rights.  No Eligible Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Director.  An Eligible Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

          16.2    No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

          16.3    Withholding.  Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Director.  No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

          16.4     Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated.  This Plan shall be construed under the laws of the State of Delaware.  Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.  Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

          16.5    Other Conditions.  Each Option Certificate, Stock Appreciation Right  Certificate or Stock Grant Certificate may require that an Eligible Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

          16.6    Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

          16.7    Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with an Eligible Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant or Stock Unit Grant was made.

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

INTERNAP NETWORK SERVICES CORPORATION

By:

Date:

VOTE BY INTERNET - www.proxyvote.com
250 WILLIAMS STREET NW SUITE E 100 ATLANTA, GA 30303

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Internap Network Services Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Internap Network Services Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INSC01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNAP NETWORK SERVICES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” EACH OF THE BELOW-LISTED PROPOSALS.

Vote On Directors

(1)

To elect as directors one nominee to serve until the 2006 annual meeting and until his successor is elected and qualified and three nominees to serve until the 2008 annual meeting and until their successors are elected and qualified, or until such director's earlier death, resignation or removal (except as indicated to the contrary on the right).

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

	☐	☐	☐

01) Patricia L. Higgins for a term to expire at the 2006 annual meeting
02) Eugene Eidenberg for a term to expire at the 2008 annual meeting
03) William J. Harding for a term to expire at the 2008 annual meeting
04) Daniel C. Stanzione for a term to expire at the 2008 annual meeting

		For	Against	Abstain
Vote On Proposals

(2)	To approve the 2005 Incentive Stock Plan.	☐	☐	☐

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the annual meeting and any and all adjournments thereof.

This Proxy will be voted in the manner directed by the undersigned stockholder. If this Proxy is returned and no direction is provided by the undersigned stockholder, this Proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

Please indicate if you plan to attend the annual meeting	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INTERNAP NETWORK SERVICES CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

Revocable Proxy	COMMON STOCK

          The undersigned hereby appoints Gregory A. Peters and David H. King, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Internap Network Services Corporation (the “Company”) which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 23, 2005, at 9:00 a.m., Eastern Time, at 250 Williams Street, Atlanta, Georgia, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions listed on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

          This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the annual meeting.

          The undersigned may elect to withdraw this proxy card at any time prior to its use by: (i) giving written notice to David King, Acting General Counsel and Corporate Secretary, (ii) executing and delivering to Mr. King a duly executed proxy card bearing a later date or, (iii) appearing at the annual meeting and voting in person.

          Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)